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                                                                    EXHIBIT 99.1




                     [Letterhead of Fry's Electronics, Inc.]


VIA FACSIMILE
                                 August 9, 2001
Mr. Darryl Peck
Chairman of the Board and
  Chief Executive Officer
Cyberian Outpost, Inc.
23 North Main Street
P.O. Box 636
Kent, Connecticut  06757

Dear Darryl,

     As a significant stockholder, we remain interested in the future of Cyberian Outpost, Inc., and we value the talents and skills of the Company's employees and management. However, after careful consideration, we have decided not to pursue our proposal to acquire Cyberian Outpost at this time and to end further discussions with you concerning our proposal.



                                           Very truly yours,

                                           FRY'S ELECTRONICS, INC.



                                           By:  /s/ KATHRYN J. KOLDER
                                              ----------------------------------
                                                    Kathryn J. Kolder



cc:      Wayne Wilson,
         President, PC Connection, Inc.